Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Chief Financial Officer (615) 665-1122

        AMERICAN HEALTHWAYS TO BROADCAST THIRD QUARTER
CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (June 13, 2005) – American Healthways, Inc. (NASDAQ: AMHC) today announced it will provide an online Web simulcast and rebroadcast of its third quarter fiscal 2005 earnings release conference call. The Company intends to issue its third quarter earnings release at 4:00 p.m. ET, and the call is scheduled to begin at 5:00 p.m. ET on Monday, June 20, 2005.

The live broadcast of American Healthways’ quarterly conference call will be available online at www.americanhealthways.com/Investors/Investors.asp, as well as www.earnings.com. The online replay will be available at each location through June 27, 2005. A telephone replay of the call will also be available through June 27, 2005, at 719-457-0820, confirmation number 1743889.

American Healthways, Inc. is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of February 28, 2005, the Company had approximately 1.5 million lives under management nationwide. For more information, visit www.americanhealthways.com.